SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Cenntro Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Cenntro Inc.
501 Okerson Road
Freehold, New Jersey 07728
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2024
(the “Notice”)
Dear Stockholder:
Please take notice that the annual meeting of stockholders (the “Annual Meeting”) of Cenntro Inc. (the “Company”) will be held on 19, December 2024, at 10:30 a.m. Eastern Standard time. This year's Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting, vote during the Annual Meeting via live webcast by visiting www.virtualstockholdermeeting.com/CENN2024. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon:
1.
To elect four directors to serve on the board of directors of the Company until the next annual meeting of stockholders or until their successors are elected and qualified (the “Director Election Proposal” or “Proposal.1”);

2.
To ratify the appointment of our Audit Committee of GGF CPA LTD (“GGF”) to serve as our independent registered public accounting firm for the year ending December 31, 2024 (the “Appointment Proposal” or “Proposal 3”); and

3.
To approve an adjournment to the Company’s Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described above (the “Adjournment Proposal” or “Proposal 3”).

Holders of record of our common stock at the close of business on October 24, 2024 (the “Record Date”), are entitled to attend and vote at the meeting. The Director Election Proposal, the Appointment Proposal, and the Adjournment Proposal are collectively referred to as the “Proposals” for the purposes of this Notice.
The presence of casted votes or votes by proxy of one-third (1/3rd) of our shares issued and outstanding common stock entitled to vote at the Annual Meeting are necessary to constitute a quorum at the Annual Meeting under the Company’s bylaws. Votes of stockholders of record who participate in the Annual Meeting or by proxy will be counted as present for purposes of determining whether a quorum exists and whether or not such holder abstains from voting on all of the Proposals. If you are a beneficial owner of our common stock and you do not instruct your bank, broker or other nominees how to vote your shares on any of the Proposals, your shares will not be counted as present at the Annual Meeting for purposes of determining whether a quorum exists.
Approval of each of the Proposals will require an affirmative vote of a majority of the vote of the shares cast and entitled to vote at the Annual Meeting or any adjournment thereof. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (a) for Proposal 1 to elect directors of the Company, votes “For,” “Against,” “Abstain,” and broker non-votes, (b) for Proposal 2 to ratify the appointment of GGF, votes “For” and “Against,” as well as abstentions, and (c) for Proposal 3 on the Adjournment Proposal, votes “For” and “Against,” as well as abstentions.
A proxy statement describing the matters to be considered at the Meeting is attached to this Notice. The Company has elected to use the “Notice and Access” method of providing your proxy materials via the Internet. This process provides you with a convenient way to access your proxy materials and vote your shares while also allowing us to conserve natural resources and reduce the costs of printing and shipping the proxy materials to you. On or about November 5, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials which includes instructions on how to access our proxy statement and our annual report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) online. The Notice also includes instructions on how to vote via the Internet and how to obtain a paper copy of the proxy materials.
Our Board unanimously recommends that you vote “FOR” each of the Proposals.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote over the Internet.

By Order of the Board of Directors,

Sincerely,

/s/ Peter Z. Wang
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 19, 2024

VOTING INFORMATION
Registered Ownership and Beneficial Ownership
If your shares of common stock are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the “registered owner” for those shares of common stock. If you are the registered holder of your shares of common stock, you have the right to vote your shares of common stock by proxy or attorney or to attend the Annual Meeting and vote in person.
If your shares of common stock are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares of common stock, you are not considered the registered owner. As the beneficial owner of the shares of common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares of common stock. However, since you are not the registered owner of your shares of common stock, you may not attend the Annual Meeting and vote these shares of common stock in person unless you obtain a “legal proxy” through your bank, broker or other nominee.
If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a “legal proxy” from your bank, broker or other nominee, under the rules of various national and regional securities exchanges, the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares of common stock votes on one or more matters, but does not receive instructions from you on how to vote your shares of common stock on one or more non-routine matters, the bank, broker or other nominee will inform us that it does not have the authority to vote on such non-routine matters with respect to your shares of common stock. This is generally referred to as a “broker non-vote.”
Entitlement to Vote at the Annual Meeting
You will be entitled to attend and vote at the Annual Meeting if you are registered as a stockholder of the Company as of Thursday, October 24, 2024, at 12:00pm eastern standard time, (the “Record Date,”) subject to any applicable voting exclusion set out in this Notice. Accordingly, transactions registered after that Record Date will be disregarded in determining entitlements to vote at the Annual Meeting.
As of October 30, 2024, we had 30,866,614 shares of common stock issued and outstanding.
A list of stockholders on that date will be available for inspection at our corporate headquarters, 501 Okerson Road, Freehold, New Jersey 07728, during normal business hours for the ten-day period prior to the Annual Meeting. Only holders of our issued and outstanding capital stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting or any adjournment thereof.
Voting by proxy
a)
A stockholder entitled to attend and vote at the Annual Meeting may appoint one proxy or, if the stockholder is entitled to cast two or more votes at the Annual Meeting, two proxies, to attend and vote instead of the stockholder.

b)
Where two proxies are appointed to attend and vote at the Annual Meeting, each proxy may be appointed to represent a specified proportion or number of the stockholder’s voting rights at the Annual Meeting.

c)	A proxy need not be a stockholder of the Company.
d)
A proxy may be an individual or a corporate body. If a corporate body is appointed, the proxy form must indicate the full name of the corporate body and the full name or title of the individual representative of the corporate body for the Annual Meeting. If a proxy is not specified on the proxy form, the Chair of the Annual Meeting will be appointed as your proxy.

e)
A proxy form accompanies this Notice. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience. For the proxy form to be valid, it must be signed, dated and received, together with the power of attorney or other authority (if any) under which the form is signed, or a certified copy of that power of attorney, prior to the start of the Annual Meeting.

f)
A proxy also may be submitted by internet by following the instructions set forth on the proxy form. To be valid, a proxy submitted by internet must be submitted by the date and time set forth on the proxy form.

If you hold your shares of common stock in street name and you wish to vote by proxy, please follow the directions provided to you by your bank, broker or other nominee in order to instruct your bank, broker or other nominee how to vote your shares of common stock.
Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each Proposal and you appoint the Chair of the Annual Meeting, the Chair of the Annual Meeting will vote your shares of common stock in favor of each Proposal. If you appoint another individual (other than the Chair of the Annual Meeting) as your proxy and do not provide specific instructions on how to vote on each proposal, your named proxy holder will vote your shares of common stock at the Annual Meeting as they deem appropriate, subject to the requirements of law.
With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.
WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE REQUESTED BY THE BOARD TO PROMPTLY RETURN THE ENCLOSED PROXY FORM, OR TO SUBMIT YOUR PROXY BY INTERNET OR EMAIL. STOCKHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME PRIOR TO THE VOTING THEREOF.
PLEASE NOTE: IF YOUR SHARES OF COMMON STOCK ARE HELD IN STREET NAME, YOUR BROKER, BANK OR OTHER NOMINEE CANNOT VOTE YOUR SHARES OF COMMON STOCK ON NON-ROUTINE ITEMS OF BUSINESS, SUCH AS THE ELECTION OF DIRECTORS, UNLESS YOU INSTRUCT YOUR NOMINEE HOW TO VOTE IN ACCORDANCE WITH THE DIRECTIONS YOU RECEIVE FROM YOUR NOMINEE.
Chair’s voting intentions
The Chair of the Annual Meeting intends to exercise all available proxies in favor of each Proposal, unless the stockholder has expressly indicated a different voting intention in their proxy form.
Quorum and Voting Rights
The presence of casted votes or votes by proxy of one-third (1/3rd) of our shares issued and outstanding common stock entitled to vote at the Annual Meeting are necessary to constitute a quorum at the Annual Meeting under the Company’s bylaws. Each share of common stock is entitled to one vote upon all items of business to be acted upon at the Annual Meeting.
Required Vote
Approval of each of the Proposals will require an affirmative vote of a majority of the vote of the shares casted and entitled to vote at the Annual Meeting or any adjournment thereof. Any shares of common stock that are not voted (whether by abstention, broker non-vote or otherwise) will have no effect on a resolution. A “broker non-vote” occurs when your share of common stock are held in street name and the bank, broker or other nominee does not have authority to vote on an item of business on your behalf. This may occur if the item of business is non-routine and you do not provide voting instructions to your bank, broker or other nominee. See “Registered Ownership and Beneficial Ownership” above.
Revoking a Proxy
You may revoke any proxy by notifying the Company in writing by mail at Attention: Board of Directors, Cenntro Inc., 501 Okerson Road, Freehold, New Jersey 07728. You also may revoke any proxy by submitting a later-dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting does not alone serve to revoke a proxy. For a written revocation or later-dated proxy to be valid, it must be received prior to the start of the Annual Meeting.
If you hold your shares of common stock in street name, please follow the directions provided to you by your bank or broker in order to revoke your voting instructions.

NOTICE AND ACCESS
A proxy statement describing the matters to be considered at the Meeting is attached to this Notice. The Company has elected to use the “Notice and Access” method of providing your proxy materials via the Internet. This process provides you with a convenient way to access your proxy materials and vote your shares while also allowing us to conserve natural resources and reduce the costs of printing and shipping the proxy materials to you. On or about November 5, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials which includes instructions on how to access our proxy statement and our annual report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) online. The Notice also includes instructions on how to vote via the Internet and how to obtain a paper copy of the proxy materials.

OTHER INFORMATION
Costs
We will bear the cost of preparing, printing, assembling and mailing these materials, the proxy form, and any other materials which may be sent to stockholder in connection with the Annual Meeting. It is contemplated that brokerage houses will forward these materials and the proxy form to beneficial owners at our request. In addition to the solicitation of proxies by use of the mail, our officers and regular employees may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding shares of common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.
Important Notice Regarding Availability of Annual Meeting Materials
The Annual Meeting materials, including the Notice, are available at our corporate website, ir.cenntroauto.com and Annual Meeting website, www.virtualstockholdermeeting.com/CENN2024. You may also obtain a copy of these materials and the proxy card, free of charge, by contacting us by mail at Attention: Company Secretary, Cenntro Inc., 501 Okerson Road, Freehold, New Jersey 07728, or by contacting our transfer agent, Continental Stock Transfer & Trust Company, by email at proxy@continentalstock.com or by telephone at +1 (917) 262-2373. In addition, these materials are available for your review at ir.cenntroauto.com.
Where You Can Find More Information
We file annual and other reports and documents with the SEC under the Securities Exchange Act of 1934, as amended. Our SEC filings made electronically through the SEC’s EDGAR system, including our Annual Report on Form 10-K for the year ended December 31, 2023, are available to the public at the SEC’s website at www.sec.gov or at ir.cenntroauto.com.
DATED: November 5, 2024
BY ORDER OF THE BOARD OF CENNTRO INC.
Tony Tsai
Company Secretary

Cenntro Inc.
501 Okerson Road
Freehold, New Jersey 07728
PROXY STATEMENT
The Board of Directors (the “Board”) of Cenntro Inc., a Nevada corporation (the “Company,”, “us”, “CENN” or “we”), is furnishing this Proxy Statement and the accompanying proxy card to you to solicit your proxy for the 2024 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on December 19, 2024, at 10:30 a.m., Eastern Time.

HOW TO OBTAIN ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about us that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by us with the U.S. Securities and Exchange Commission (“SEC”), such information is available on the SEC’s Edgar database which you may access online at www.sec.gov. We will also make such information available without charge upon written or oral request. Please contact the following:
Cenntro Inc.
501 Okerson Road, Freehold,
New Jersey 07728
Attn: Chief Executive Officer
Telephone: (732) 820-6757
If you would like to request documents, please do so no later than five business days before the Annual Meeting in order to receive them before our Annual Meeting. Please be sure to include your complete name and address in your request. Please see “Additional Information” to find out where you can find more information about us. We have not authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
What is the purpose of this document?
We are seeking your approval of the matters set out in the Proposals. Specifically, we are seeking your approval for
(i)
The re-election of four of our directors of the board of directors of the Company, each to serve a term expiring at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(ii)	The ratification of the appointment of GGF CPA LTD (“GGF”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(iii)	To approve an adjournment to the Company’s Annual Meeting for any purpose.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, on or about November 5, 2024, we will mail a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to all of our stockholders as of that time. The Availability Notice includes instructions on accessing our proxy materials over the Internet and requesting a printed copy of these materials. Internet distribution of our proxy materials is designed to expedite stockholders' receipt, lower the Annual Meeting's cost and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions in the Availability Notice.
What are the Board’s recommendations?
Our Board recommends that you vote:
•	FOR re-election of the nominated directors; and
•	FOR approve and ratify the appointment of GGF as our independent auditors to audit the financial statements as of December 31, 2024 and for the fiscal year then ending.
•	FOR approve an adjournment of the annual stockholders meeting.
Are the Proposals conditioned on one another?
No. Any one of the Proposals may be approved even if any or all of the others are not approved.
Will there be any other business on the agenda?
The Board knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Do any of our officers and directors have any substantial interest, direct or indirect, in any of the Proposals (other than each of our directors in respect of their re-election as a director)?
No.
Who is entitled to attend and vote at the Annual Meeting?
Only stockholders of record at the close of business on October 24, 2024, which we refer to as the Record Date, are entitled to received notice of, and to attend and vote at, the Annual Meeting. As of the Record Date, there were 30,866,614 shares of our common stock outstanding. Holders of our common stock as of the record date are entitled to one vote for each share of common stock held for each of the Proposals. Our Chief Executive Officer and the Chairman of our Board owns shares of common stock equal to approximately 5% of the voting power of our shares of common stock (and he has agreed to vote in favor of each of the Proposals).

How many votes do I and others have?
For each share of common stock that you held as of the Record Date, you are entitled to one vote at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of record: If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.
Beneficial owner: If your shares of common stock are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares of common stock at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Availability Notice.
How do I vote my shares?
If you were a holder of our shares of common stock on the Record Date for the Annual Meeting, you may vote with respect to the applicable Proposals by accessing www.ProxyVote.com and entering your control number which is indicated on your proxy statement, by touch-tone telephone by dialing 1-800-690-6903 and following the call instructions or by submitting a proxy by mail so that it is received prior to the start of the Annual Meeting. If you hold your shares of common stock in “street name,” which means your shares of common stock are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your bank, broker or other nominee in advance of the Annual Meeting to ensure that votes related to the shares of common stock you beneficially own will be properly counted. In this regard, you must provide your bank, broker or other nominee with instructions on how to vote your shares of common stock or, if you wish to attend the Annual Meeting and vote in person, obtain a proxy from your bank, broker or other nominee.
What constitutes a quorum for the Annual Meeting?
According to the Company’s Bylaws, the presence in person or by proxy of the holders of one-third (1/3rd) of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law. Under Nevada law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.
If my shares of common stock are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares of common stock for me?
No. Under the rules of various national securities exchanges, your bank, broker or other nominee cannot vote your shares of common stock with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your bank, broker or other nominee. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 3) and adjournment of our Annual Meeting (Proposal 4) will be discretionary routine matters and that the election of the nominee for director (Proposal 1 and Proposal 2) will be a non-routine and non-discretionary matter. Accordingly, if you hold your shares of common stock through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your Shares of common stock, your broker, bank or other nominee would not be authorized to cast a vote on your behalf on Proposal 1 and Proposal 2, but would be authorized to cast a vote on your behalf, in its discretion, on Proposal 3 and Proposal 4. For reference, an abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal whereas a “broker non-vote” occurs when a broker, bank or other nominee holding shares of common stock for a beneficial owner does not vote the shares of common stock on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting.
A “broker non-vote” may be entered with respect to your shares of common stock on Proposal 1 and Proposal 2 to reflect that your broker was present with respect to your shares of common stock at the Annual Meeting but was not exercising voting rights on your behalf with respect to those Shares of common stock. Broker non-votes and abstentions will have no effect on the outcome of each Proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 3) and the approval of the adjournment (Proposal 4); thus, we do not expect any broker non-votes on those matters.
If your shares of common stock are held in “street name” through a broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares of common stock electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to disclose the final voting results.
Have we changed our United States independent registered public accounting firm during our two most recent fiscal years?
No. On March 28, 2023, GGF (formerly known as Good Faith CPA Limited) was appointed by the Audit Committee and our Board of Directors to serve as our United States independent registered public accounting firm for fiscal year ended December 31, 2022. Audit services provided by GGF for fiscal years ended December 31, 2022, included the examination of our consolidated financial statements of the Company and services related to periodic filings made with the SEC.
What services does GGF provide?
Audit services provided by GGF for fiscal 2024 will include the examination of the consolidated financial statements for the purposes of U.S generally accepted accounting principles of the Company and services related to periodic filings made with the SEC.
What is required to approve each item?
•
For Proposal No. 1 (election of directors), each director must be elected by the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

•
For Proposal No. 2 (the ratification of independent auditor), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required.

•
For Proposal No. 3 (the approval of the adjournment of the annual stockholders meeting), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters. In general, shares of common stock represented by a properly executed proxy marked “ABSTAIN” will be counted with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Annual Meeting. For purposes of approval, an abstention on any of the Proposals will have the same effect as a vote “AGAINST” such Proposal.
Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.
May I seek statutory appraisal rights or dissenter rights with respect to my shares of common stock?
No. Appraisal rights are not available to holders of shares of our shares of common stock in connection with any of the Proposals.
How will shares of Common Stock represented by properly executed proxies be voted?
All shares of Common Stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.
What will happen if I return my proxy card without indicating how to vote?
If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of common stock represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Annual Meeting and cannot be voted.
Can I change my vote or revoke my proxy?
Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the start of the Annual Meeting. If you hold your shares of common stock through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:
Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood NY, 11717
Telephone: (800) 690-6903

or

Cenntro INC.
501 Okerson Road, Freehold,
New Jersey 07728
Attn: Chief Executive Officer
Telephone: (732) 820-6757
What does it mean if I receive more than one set of proxy materials?
If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please vote through the Internet using each personal identification number you are provided, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Continental Stock Transfer & Trust Co., at (212) 845-3294.
Who paid for this proxy solicitation?
The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

How are proxies solicited?
In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding Common Stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our Common Stock.
What is “householding?”
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will promptly deliver a separate copy of the Proxy Statement to any stockholder upon written or oral request to us, at Cenntro Inc., 501 Okerson Road Freehold, New Jersey 07728, telephone (732) 820-6757. Any stockholder wishing to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board keep themselves informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.
See “Corporate Governance and Nominating Committee” above for a discussion of the process for selecting directors.
There are currently four directors serving on the Board. At the Annual Meeting, the four directors will be re-elected. The individuals who have been nominated for re-election to the Board at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.
If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. Each director must be elected by the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.
NOMINEES
The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position
Peter Z. Wang	70	Chief Executive Officer, Managing Director and Chairman of the Board
Jiawei “Joe” Tong	60	Independent Director
Benjamin B. Ge	57	Independent Director
Yi Zeng	69	Independent Director

Director Qualifications — General
Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.
Summary of Qualifications of Nominees for Director
Set forth below is a summary of some of the specific qualifications, attributes, skills and experiences of our directors which we believe qualify them to serve on our Board. For more detailed information, please refer to the information for each director set forth in the section titled “Directors and Executive Officers”.
Peter Z. Wang, founded CAG, the former parent company of Cenntro, and served as its Chairman and Chief Executive Officer since 2013. Mr. Wang began serving as Managing Director, Chairman of the Board, and Chief Executive Officer of the Company in December 2021. Mr. Wang is an entrepreneur and investor in the electric vehicle and technology industries, and has founded or co-founded a number of companies in his career, including UTStarcom (a global telecom infrastructure provider), which went public in 2000, World Communication Group, an international telecommunication company, and Sinomachinery Group, a diesel power system (engine and transmission)

manufacturer. Mr. Wang was named one of the Outstanding 50 Asian Americans in Business by Asian American Business Development Center in 2004, one of China’s 100 Most Innovative Businessmen by Fast Company Magazine in 2017, and one of the Most Intriguing Entrepreneurs by Goldman Sachs in 2019. Mr. Wang is also the chairman of the board of directors of Cenntro Enterprise Limited, a principal stockholder of the Company, and Greenland Technologies Holding Corp. (NASDAQ: GTEC), a transmission products manufacturing company. Mr. Wang holds Bachelor of Science degrees in Computer Science and Math, as well as a Master of Science degree in Electrical Engineering, from the University of Illinois at Chicago. Mr. Wang also holds a Master of Business Administration from Nova Southeastern University. We believe Mr. Wang is qualified to serve on our Board due to his extensive leadership and management experience, including his experience serving as founder and Chairman and Chief Executive Officer of CAG.
Jiawei “Joe” Tong, became a member of our Board on December 30, 2021, and serves on each of our audit committee, compensation committee and nominating committee. Mr. Tong co-founded MeetChina, a leading B2B e-commerce website for China in 1998 and served as its Chief Executive Officer and Director from 1998 to 2003. In 2007, Mr. Tong joined Telstra Sensis as its President of China, and helped build Fang.com (NASDAQ: SFUN), a leading real-estate company website in China, and Autohome Inc. (NYSE: ATHM), a leading automotive company website. In 2016, Mr. Tong joined Ford Motor Company as its Head of Smart Mobility, China. Mr. Tong holds a bachelor’s degree in Computational Mathematics from Nanjing University, and a Master of Business Administration in Finance and Strategic Marketing from the University of Pennsylvania’s Wharton School of Business. We believe Mr. Tong is qualified to serve on our Board due to his past experience with business-to-business enterprises and in the automotive industry.
Benjamin B. Ge, became a member of our board following his election at the Company’s annual general meeting on May 31, 2022. Since February 2019, Mr. Ge has been the Chief Financial Officer of New Century Science & Technology Limited. Mr. Ge was a Managing Director at Citic Capital Holdings Limited, an alternative investment management and advisory company, from 2016 to 2019. Prior to joining Citic Capital, Mr. Ge was Regional Head (China) at Sequoia Capital Operations LLC, a venture capital firm focused on seed stage, mid stage, late stage, and growth investments in the fintech sector, from 2010 to 2016. Mr. Ge was Vice President of JP Morgan’s Global Special Opportunity Group from 2007 to 2009 and Vice President of UniCredit China Capital Ltd. from 2005 to 2007. Mr. Ge received a Bachelor of Economics degree from Southern China Normal University in 1989, as well as an Associate Diploma of Business in International Trade in 1991, a Post-Graduate Diploma of Finance in 1994, and a Master of Finance degree in 2001 from Royal Melbourne Institute of Technology. He is member of the Securities Institute of Australia. The Company believes Mr. Ge is qualified to serve on our Board due to his extensive experience in private equity and corporate finance matters.
Yi Zeng, became a member of our Board on September 16, 2022. Dr. Zeng has over 30 years’ experience in the energy industry, management, marketing and research. From 2016 to 2017, Dr. Zeng served as a non-executive Director of an energy company Range Resources Pty. Ltd, a former public company that was listed on both the London and Australian Stock Exchanges. He retired thereafter to enjoy family life. From 2011 to 2016, Dr. Zeng served as an independent consultant for Kori Ltd. From 2011 to 2012, he was the managing director of Lomon Pty. Ltd. a former public company that was listed on the Australian Stock Exchange. From 2007-2009, Dr. Zeng was the Asia Pacific Regional Marketing Manager of Titanium, BHP Billiton Shanghai, a global energy and mining company. Prior to that Dr. Zeng served as a Principle and Senior Scientist at BHP Exploration & Mining Technology in Melbourne, Australia from 2000 to 2007. Dr. Yi Zeng holds a Ph.D. in Geophysics from Victoria University of Wellington, New Zealand; an MSc in Applied Geophysics Exploration from Chengdu College of Geology, China; and a BSc in Geophysical Exploration from Chengdu University of Technology, China. The Company believes Dr. Zeng’s extensive experience in management, technical, and research with global and Australian-based companies makes him well suited to serve as a member of the Board.
Dissenter’s Rights of Appraisal
Stockholders do not have any dissenter’s rights or appraisal rights in connection with the Director Election Proposals.
General Information
For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management”.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board of Directors or executive officer.
Vote Required and Board of Directors’ Recommendation
Each director must be elected by the affirmative vote “FOR” of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE ALL OF YOUR SHARES “FOR” THE ELECTION TO THE BOARD OF ALL OF THE NOMINEES DESCRIBED IN THIS PROPOSAL NO. 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has selected Guangzhou GGF CPA LTD (“GGF”) to serve as the independent registered public accounting firm of the Company to audit our financial statements as of December 31, 2024 and for the fiscal year then ending.
We are asking our stockholders to approve and ratify the appointment of GGF as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2024. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of GGF to our stockholders for approval and ratification as a matter of good corporate practice. In the event our stockholders fail to approve and ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.
Representatives of GGF is not expected to be present at the Annual Meeting and therefore will not (i) have the opportunity to make a statement if they so desire or (ii) be available to respond to questions from stockholders.
During each of the Company’s two most recent fiscal years and through the date of this proxy statement, the Company or someone on its behalf did not consult GGF with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The following is a summary of fees paid or to be paid to GGF for services rendered.
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by GGF in connection with regulatory filings. The aggregate fees billed or to be billed by GGF for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC. For the year ended December 31, 2023, we paid $722,874 GGF for audit services.
Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2023, we did not pay any consultations fee concerning financial accounting and reporting standards to GGF.
Tax Fees. We did not pay GGF for preparation of any US Income Tax Returns for the year ended December 31, 2023.
All Other Fees. We did not pay GGF for other services for the year ended December 31, 2023.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of GGF as our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and/or categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and scope of services and through discussions with GGF and management, advises management if the Audit Committee approves the engagement of GGF. The Audit Committee authorizes its chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee. On a periodic basis, management and/or GGF reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The services performed by GGF may include audit services, audit-related services, tax services, and, in limited circumstances, other services.
During each of the years ended December 31, 2023, and 2022, the Audit Committee approved all of the services provided by GGF in accordance with the foregoing policies and procedures.

Dissenter’s Rights of Appraisal
Stockholders do not have any dissenter’s rights or appraisal rights in connection with the Appointment Proposal.
Vote Required and Board of Directors’ Recommendation
Proposal No. 2 will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock vote “FOR” the proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
SELECTION OF INDEPENDENT AUDITORS DESCRIBED IN PROPOSAL NO. 2.

PROPOSAL 3

APPROVAL OF THE ADJOURNMENT OF THE STOCKHOLDERS’ MEETING
If the number of shares present virtually or represented by proxy at the Annual Meeting and voting “FOR” any of the Proposals is insufficient to approve any or all of the Proposals, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of any or all of the Proposals. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Annual Meeting.
For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of each or all of the Proposals.
Dissenter’s Rights of Appraisal
Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Adjournment Proposal.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of the majority of the total votes cast at the Annual Meeting.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
None of our officers and directors, nor any of their associates, have any interest in the actions approved by our shareholders and described in this Proxy Statement except in their capacity as holders of our shares of common stock (which interest does not differ from that of the other holders of such our shares of common stock) or for election as a director under the Director Election Proposal.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Information about Directors Nominees and Executive Officers
The following table and biographical description set forth information with respect to our director nominees and executive officers.

Name	Age	Position
Peter Z. Wang	70	Chief Executive Officer, Managing Director and Chairman of the Board
Edward Ye	34	Chief Financial Officer
Wei Zhong	46	Chief Technology Officer
Tony W. Tsai	51	Vice President, Corporate Affairs and Corporate Secretary
Ming He	54	Treasurer
Yi Zeng	69	Director
Benjamin B. Ge	60	Director
Jiawei “Joe” Tong	60	Director

Business Experience and Directorships
The following describes the backgrounds of the director nominees and executive officers.
Peter Z. Wang. Chief Executive Officer, Managing Director and Chairman of the Board Peter Z. Wang founded CAG, the parent company of Cenntro, and served as its Chairman and Chief Executive Officer since 2013. Mr. Wang began serving as Managing Director, Chairman of the Board, and Chief Executive Officer of the Company in December 2021. Mr. Wang is an entrepreneur and investor in the electric vehicle and technology industries, and has founded or co-founded a number of companies in his career, including UTStarcom (a global telecom infrastructure provider), which went public in 2000, World Communication Group, an international telecommunication company, and Sinomachinery Group, a diesel power system (engine and transmission) manufacturer. Mr. Wang was named one of the Outstanding 50 Asian Americans in Business by Asian American Business Development Center in 2004, one of China’s 100 Most Innovative Businessmen by Fast Company Magazine in 2017, and one of the Most Intriguing Entrepreneurs by Goldman Sachs in 2019. Mr. Wang is also the chairman of the board of directors of Cenntro Enterprise Limited, a principal stockholder of the Company, and Greenland Technologies Holding Corp. (NASDAQ: GTEC), a transmission products manufacturing company. Mr. Wang holds Bachelor of Science degrees in Computer Science and Math, as well as a Master of Science degree in Electrical Engineering, from the University of Illinois at Chicago. Mr. Wang also holds a Master of Business Administration from Nova Southeastern University. We believe Mr. Wang is qualified to serve on our Board due to his extensive leadership and management experience, including his experience serving as founder and Chairman and Chief Executive Officer of CAG.
Edward Ye. Chief Financial Officer Edward Ye has served as Cenntro’s Financial Director since December 2019 and became Acting Chief Financial Officer of the Company in March 2024. Prior to joining Cenntro, Mr. Ye was a Senior Associate at Deloitte Touche Tohmatsu Limited (“Deloitte”) from September 2012 to August 2017 where he assisted in the completion of initial public offerings in the US and Hong Kong. At Deloitte, Mr. Ye served a multitude of clients in industries such as education, manufacturing, energy and resources, retail, customer service, real estate, transportation, and telecommunications. Mr. Ye earned a Bachelor’s degree in Accounting from Hong Kong Baptist University and a Master of Science in Corporate Finance from Bayes Business School of the City, University of London, (formerly known as, the Case Business School).
Wei Zhong. Chief Technology Officer. Mr. Zhong has been Cenntro’s Chief Technology Officer since 2013. Mr. Zhong has been instrumental in the development of our electric vehicle technologies and models, as well as the development of its supply chain. Prior to 2013, Mr. Zhong was employed with Hangzhou Jiuru Economic Information Consulting Co., Ltd., where he developed software for its enterprise information query platform. Prior to that time, Mr. Zhong served as a communication technology developer for Zhejiang Guangtong Network Technology Co., Ltd. Mr. Zhong holds a bachelor’s degree in Biotechnology from Zhejiang University.
Tony W. Tsai. Corporate Secretary. Mr. Tsai served as Vice President, Corporate Affairs of CAC, a wholly owned subsidiary, since July 2013 and was appointed Vice President, Corporate Affairs and Company Secretary of CEG, a wholly owned subsidiary, in July 2021. Mr. Tsai was since appointed as Cenntro’s Vice President, Corporate Affairs and Company Secretary in December 2021. Since April 2007, Mr. Tsai has also been a real estate advisor at Winzone

Realty, Inc. From 2007 to 2009, Mr. Tsai served as Compliance Director and an investment banker at CapLink Financial Group, LLC, where he managed broker dealer compliance, supervised sales teams and provided strategic advice. From 2006 to 2007, Mr. Tsai was an investment banker with Kuhns Brothers, Inc. Since joining CAC, Mr. Tsai has been involved in corporate and communications strategy and global regulatory matters. Mr. Tsai holds a bachelor’s degree in Business Administration, with a focus on International Sales Marketing, from Baruch College, City University of New York.
Ming He. Treasurer. Mr. He was appointed as Cenntro’s Treasurer in May 2022. Mr. He joined Cenntro as Chief Financial Officer in February 2014. Before his role at CAG, he served as the Chief Financial Officer of Shengkai Innovations, Inc. from March 2010 through April 2012, which completed its Nasdaq listing and public offerings. Between January 2007 and February 2010, Mr. He served as Chief Financial Officer of Zhongchai Machinery, Inc. From October 2004 until January 2007, Mr. He served as Senior Director at SORL Auto Parts, Inc. (“SORL”), where he guided SORL’s progress in the US capital market and closed a public offering in November 2006. Mr. He holds designations of Chartered Financial Analyst and Certified Public Accountant. He received his Master of Science in Accountancy in 2004 and Master of Business Administration in 2003 from University of Illinois at Urbana-Champaign. He also received his bachelor’s degree from Shanghai University of International Business and Economics (f.k.a. Shanghai Institute of Foreign Trade) in 1992.
Yi Zeng. Independent Director. Yi Zeng became a member of our Board on September 16, 2022. Dr. Zeng has over 30 years’ experience in the energy industry, management, marketing and research. From 2016 to 2017, Dr. Zeng served as a non-executive Director of an energy company Range Resources Pty. Ltd, a former public company that was listed on both the London and Australian Stock Exchanges. He retired thereafter to enjoy family life. From 2011 to 2016, Dr. Zeng served as an independent consultant for Kori Ltd. From 2011 to 2012, he was the managing director of Lomon Pty. Ltd. a former public company that was listed on the Australian Stock Exchange. From 2007-2009, Dr. Zeng was the Asia Pacific Regional Marketing Manager of Titanium, BHP Billiton Shanghai, a global energy and mining company. Prior to that Dr. Zeng served as a Principle and Senior Scientist at BHP Exploration & Mining Technology in Melbourne, Australia from 2000 to 2007. Dr. Yi Zeng holds a Ph.D. in Geophysics from Victoria University of Wellington, New Zealand; an MSc in Applied Geophysics Exploration from Chengdu College of Geology, China; and a BSc in Geophysical Exploration from Chengdu University of Technology, China. The Company believes Dr. Zeng’s extensive experience in management, technical, and research with global and Australian-based companies makes him well suited to serve as a member of the Board.
Jiawei “Joe” Tong. Independent Director. Joe Tong became a member of our Board on December 30, 2021, and serves on each of our audit committee, compensation committee and nominating committee. Mr. Tong co-founded MeetChina, a leading B2B e-commerce website for China in 1998 and served as its Chief Executive Officer and Director from 1998 to 2003. In 2007, Mr. Tong joined Telstra Sensis as its President of China, and helped build Fang.com (NASDAQ: SFUN), a leading real-estate company website in China, and Autohome Inc. (NYSE: ATHM), a leading automotive company website. In 2016, Mr. Tong joined Ford Motor Company as its Head of Smart Mobility, China. Mr. Tong holds a bachelor’s degree in Computational Mathematics from Nanjing University, and a Master of Business Administration in Finance and Strategic Marketing from the University of Pennsylvania’s Wharton School of Business. We believe Mr. Tong is qualified to serve on our Board due to his past experience with business-to-business enterprises and in the automotive industry.
Benjamin B. Ge. Independent Director. Benjamin Ge became a member of our board following his election at the Company’s annual general meeting on May 31, 2022. Since February 2019, Mr. Ge has been the Chief Financial Officer of New Century Science & Technology Limited. Mr. Ge was a Managing Director at Citic Capital Holdings Limited, an alternative investment management and advisory company, from 2016 to 2019. Prior to joining Citic Capital, Mr. Ge was Regional Head (China) at Sequoia Capital Operations LLC, a venture capital firm focused on seed stage, mid stage, late stage, and growth investments in the fintech sector, from 2010 to 2016. Mr. Ge was Vice President of JP Morgan’s Global Special Opportunity Group from 2007 to 2009 and Vice President of UniCredit China Capital Ltd. from 2005 to 2007. Mr. Ge received a Bachelor of Economics degree from Southern China Normal University in 1989, as well as an Associate Diploma of Business in International Trade in 1991, a Post-Graduate Diploma of Finance in 1994, and a Master of Finance degree in 2001 from Royal Melbourne Institute of Technology. He is member of the Securities Institute of Australia. The Company believes Mr. Ge is qualified to serve on our Board due to his extensive experience in private equity and corporate finance matters.
Family Relationships
There are no family relationships between any of our directors or executive officers.

Legal Proceedings
No director or executive officer of the Company has been a party in any material legal proceedings in which a director or executive officer or any associate of these parties is adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries. In addition, to our knowledge, director or executive officer of the Company is or was involved in any legal events during the last ten years that are material to the person’s ability or integrity.

CORPORATE GOVERNANCE
Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.
The Board and Committees of the Board
Audit Committee
Our audit committee consists of Benjamin Ge, Yi Zeng, and Joe Tong. Mr. Thorne serves as the audit committee chairperson. The Board has determined that each member of the Audit Committee meets the requirements for independence and financial literacy under the current Nasdaq listing rules and SEC rules and regulations, including Rule 10A-3. In addition, the Board has determined that Lee Stern qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the Board. The audit committee is responsible for, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;
•
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	reviewing our financial statements and critical accounting policies and estimates;
•	reviewing the adequacy and effectiveness of our internal controls;
•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•	overseeing our policies on risk assessment and risk management;
•	overseeing compliance with our code of business conduct and ethics;
•	reviewing related party transactions; and
•
approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee.
The Board’s Role in Risk Oversight
The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.
While the Board oversees risk management, the management are charged with managing risk. The Company has internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function which is described in more details below.
Diversity
The Board does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the Board, the Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.
Board Diversity Matrix
This table below provides certain information regarding the diversity of our Board as of the date of this proxy statement.

Board Diversity Matrix for Cenntro Inc. As of the date of this proxy statement
Total Number of Directors	4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	4	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Independence
Our Common Stock is currently trading on Nasdaq Capital Market; we are required to comply with the director independence requirements of the Nasdaq rules. The Board of Directors also consults with counsel to ensure that the Boards of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of Audit Committee members. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Three of our directors, Mr. Joe Tong, Yi Zeng, and Mr. Simon Tripp are “independent” as that term is defined by Nasdaq Rule 4200(a)(15); accordingly, we satisfy the “independent director” requirements, which requires that a majority of a company’s directors be independent.
Audit Committee
Our audit committee consists of Benjamin B. Ge and Joe Tong. Mr. Ge serves as the audit committee chairperson. The Board has determined that each member of the Audit Committee meets the requirements for independence and financial literacy under the current Nasdaq listing rules and SEC rules and regulations, including Rule 10A-3. In addition, the Board has determined that Lee Stern qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the Board. The audit committee is responsible for, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;
•
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	reviewing our financial statements and critical accounting policies and estimates;
•	reviewing the adequacy and effectiveness of our internal controls;
•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•	overseeing our policies on risk assessment and risk management;
•	overseeing compliance with our code of business conduct and ethics;
•	reviewing related party transactions; and
•
approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee.
Compensation Committee
Our compensation committee consists of Benjamin B. Ge and Joe Tong. Mr. Tong is the chairperson of the compensation committee. The Board has determined that the composition of the compensation committee meets the requirements for independence under the current Nasdaq listing rules and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:
•	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our executive officers, including the Chief Executive Officer;
•	making recommendations regarding non-employee director compensation to our full Board of Directors;
•	administering our equity compensation plans and agreements with our executive officers;
•	reviewing, approving and administering incentive compensation and equity compensation plans; and
•	reviewing and approving our overall compensation philosophy.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Nominating Committee
Our nominating and corporate governance committee consists of Benjamin Ge and Joe Tong. Mr. Tong is the chairperson of the nominating and corporate governance committee. The Board has determined that the composition of the nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing rules and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating and selecting, or making recommendations to the Board regarding nominees for election to the Board of Directors and its committees;

•	considering and making recommendations to the Board regarding the composition of the Board of Directors and its committees;
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•	overseeing our corporate governance practices;
•	overseeing the evaluation and the performance of the Board and individual directors; and
•	contributing to succession planning.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing rules.
Annual Meetings of The Board and Its Committees
The Board met (or took action through written resolutions) 7 times during the fiscal year ended December 31, 2023. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee met (or took action through written resolutions) 4, 2 and 2 times, respectively, during the fiscal year ended December 31, 2023. Each director attended all of the meetings of the Board and of the committees on which he held during the portion of the fiscal year ended December 31, 2023, for which he or she was a director or committee member.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We have never waived any provisions of the code of business ethics. We have previously filed our form of code of ethics as an exhibit to our registration statement in connection with our initial public offering. You may review our code of ethics by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us in writing.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the board of directors or compensation committee.
Report of the Audit Committee of the Board
The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with our management. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board that the audited financial statements be included in our 2023 Annual Report on Form 10-K for the year ended December 31, 2023.

EXECUTIVE AND DIRECTOR COMPENSATION
We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
This section provides an overview of Cenntro’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2023, Cenntro’s named executive officers (“Named Executive Officers” or “NEOs”) were:
•	Peter Z. Wang, Chief Executive Officer;
•	Edmond Cheng, Chief Financial Officer;
•	Ming He, Treasurer; and
•	Tony W. Tsai, Corporate Secretary.
The objective of Cenntro’s compensation program is to provide a total compensation package to each NEO that will enable Cenntro to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

Name and Principal or Former Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Peter Z. Wang Chief Executive Officer	2023	350,000		1,234,596(1)		1,584,596
	2022	350,000	0	920,165(1)	0	1,270,165
Edmond Cheng Former Chief Financial Officer	2023(2)	300,000		464,758(3)		464,758
	2022	300,000		464,022(3)		464,022
Ming He Treasurer	2023	250,000		53,774(4)		303,774
	2022	250,000		40,247(4)		290,247
Tony W. Tsai Corporate Secretary	2023	250,000		53,774(5)		303,774
	2022	250,000		40,247(5)		290,247

(1)
On May 3, 2022, Mr. Wang was granted an option to purchase 350,000 shares of common stock of the Company under the former 2022 Stock Incentive Plan (the “2022 Plan”), with an exercise price per share equal to $1.8480 per share of incentive stock options and $1.6800 per share of non-statutory stock options, which is equal to the price per share of common stock of the Company on the date of grant of the option, out of which 87,500 and 65,625 options vested during the years ended December 31, 2023, and December 31, 2022, fair value of which is represented here, respectively.

(2)	Mr. Cheng terminated his service as CFO to the Company as of March 1, 2024.
(3)
On December 30, 2021, Mr. Cheng was granted an option to purchase 129,706 shares of common stock under the 2022 Plan, with an exercise price per share equal to $5.74 per share, which is equal to the price per share of common stock of the Company on the date of grant of the option. The option grant, and adjustment of exercise price to $1.6800 per share, were approved by stockholders at the Annual General Meeting on May 31, 2022, out of which 32,428 and 32,426 options have been vested during the years ended December 31, 2023, and December 31, 2022, fair value of which is represented here, respectively.

(4)
On May 3, 2022, Mr. He was granted an option to purchase 15,000 shares of common stock of the Company under the former 2022 Stock Incentive Plan (the “2022 Plan”), with an exercise price per share equal to $16.800 per share, which is equal to the price per share of common stock of the Company on the date of grant of the option, out of which 3,752 and 2,814 options vested during the years ended December 31, 2023, and December 31, 2022, fair value of which is represented here, respectively.

(5)
On May 3, 2022, Mr. Tsai was granted an option to purchase 15,000 shares of common stock of the Company under the former 2022 Stock Incentive Plan (the “2022 Plan”), with an exercise price per share equal to $16.800 per share, which is equal to the price per share of common stock of the Company on the date of grant of the option, out of which 3,752 and 2,814 options vested during the years ended December 31, 2023, and December 31, 2022, fair value of which is represented here, respectively. We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.

Compensation of Directors
We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.
Agreements with Our Named Executive Officers
Below are descriptions of the material terms of the employment agreements and offer letters with Cenntro’s Named Executive Officers.
Employment Agreement with Peter Z. Wang
On August 20, 2017, CAG entered into an employment agreement with Mr. Wang to serve as Chief Executive Officer of CAG. The initial term of the employment agreement expires on August 19, 2022 and is automatically renewed for successive one-year periods unless terminated by either party prior to the expiration of any extended term. The employment agreement provides that Mr. Wang is entitled to an annual base salary (which is currently $350,000). Mr. Wang is not entitled to any cash severance under his employment agreement. Mr. Wang’s employment agreement contains customary restrictions on competition, solicitation and the disclosure of confidential information. In connection with the closing of the Combination, CAC assumed the rights and obligations of CAG under the employment agreement with Mr. Wang.
Employment Agreement with Edmond Cheng
On April 1, 2021, Edmond Cheng joined CAG as CEG’s President and Chief Financial Officer. In connection with Mr. Cheng’s appointment, CAG entered into an offer letter with Mr. Cheng, which was amended and restated as of June 28, 2021 and further amended on September 3, 2021. The initial term of Mr. Cheng’s employment expires on March 31, 2024 and is automatically renewed for successive one-year periods unless terminated by either party prior to the expiration of the initial term or any extension thereof. Pursuant to the amended and restated offer letter, Mr. Cheng will receive an annual base salary of $300,000 and received a one-time signing bonus of $100,000. Additionally, on December 30, 2021, Mr. Cheng was granted an option, subject to stockholder approval, to purchase 129,706 shares of common stock of the Company under the former 2022 Plan with an exercise price per share equal to $5.74 per share, which is equal to the price per share of common stock of the Company on the date of grant of the option.
Mr. Cheng executed CAG’s standard Employee’s Proprietary Information and Inventions and Non-Competition Agreement (“PIIA”) which contains customary restrictions on competition, solicitation and disclosure of confidential information as well as provisions regarding the assignment of intellectual property.
Mr. Cheng terminated his service as CFO to the Company as of March 1, 2024.
Employment Agreement with Ming He
On August 20, 2017, CAG entered into an employment agreement with Mr. He to serve as Chief Financial Officer of CAG. The initial term of the employment agreement expired on August 19, 2022 has been automatically renewed for successive one-year periods unless otherwise terminated by either party prior to the expiration of any extended term. The employment agreement provides that Mr. He is entitled to an annual base salary (which is currently $250,000). Mr. He is not entitled to any cash severance under his employment agreement. Mr. He’s employment agreement contains customary restrictions on competition, solicitation and the disclosure of confidential information. In 2021, CAC assumed the rights and obligations of CAG under Mr. He’s employment agreement. On May 3, 2022, Mr. He was appointed as Treasurer of the Company.
Employment Agreement with Tony W. Tsai
On August 20, 2017, CAC entered into an employment agreement with Mr. Tsai to serve as VP of Corporate Affairs of CAC. The initial term of the employment agreement expired on July 11, 2019 and was automatically renewed for successive one-year periods unless otherwise terminated by either party prior to the expiration of any extended term. The employment agreement provides that Mr. Tsai is entitled to an annual base salary (which is currently $250,000).

Mr. Tsai is not entitled to any cash severance under his employment agreement. Mr. Tsai’s employment agreement contains customary restrictions on competition, solicitation and the disclosure of confidential information. On December 31, 2021, Mr. Tsai was appointed as Secretary of the Company.
Health, Welfare and Retirement Benefits and Perquisites
All of Cenntro’s executive officers were eligible to participate in its employee benefit plans, including its medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of its other employees. Cenntro does not maintain any executive-specific benefit or perquisite programs. Cenntro currently sponsors a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”). Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently we do not provide matching 401(k) contributions to participants in the 401(k) plan, including our named executive officers.
Annual Cash Bonuses
None of Cenntro’s executive officers were eligible to receive a cash bonus for the year ended December 31, 2023.
Equity Incentive Awards
Cenntro has historically granted stock options to its employees, including its executive officers. On the Implementation Date, and pursuant to the Scheme, the Company assumed CEGL’s obligations with respect to the settlement of stock options that were issued by CEGL prior to the Implementation Date pursuant to CEGL’s amended and restated 2016 incentive stock option plan and 2022 stock incentive plan (the “Share Option Plans”) by way adoption of a new incentive plan, the Company’s 2023 equity incentive plan (the “2023 Plan”).
Following the Implementation Date, no new options were issued under the Share Option Plans. The Company has assumed CEGL’s obligations with respect to the settlement of incentive options that were previously issued by CEGL under the 2023 Plan.
Cenntro Inc. 2023 Equity Incentive Plan
On the Implementation Date, in connection with the Redomicile, the Board adopted the 2023 Plan, which became effective on that date. The following is a description of the material terms of the 2023 Plan. The summary below does not contain a complete description of all provisions of the 2023 Plan and is qualified in its entirety by reference to the 2023 Plan, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K12-B, filed with the SEC on February 27, 2024, and is incorporated herein by reference.
Share Awards. The 2023 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted share awards, share unit awards, share appreciation rights, cash-based awards, and performance-based share awards, or collectively, share awards. ISOs may be granted only to our employees, including officers, and the employees of our subsidiaries. All other share awards may be granted to our employees, officers, our non-employee directors, and consultants and the employees and consultants of our subsidiaries and affiliates.
Share Reserve. The aggregate number of Common Stock that may be issued pursuant to share awards under the 2023 Plan will not exceed the sum 30,000,000 shares.
If restricted securities or securities issued upon the exercise of options are forfeited, then such shares shall again become available for awards under the 2023 Plan. If share units, options or share appreciation rights are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2023 Plan. Any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options or share appreciation rights shall again become available for awards under the 2023 Plan. If share units or share appreciation rights are settled, then only the number of shares (if any) actually issued in settlement of such share units or share appreciation rights shall reduce the number of shares available under the 2023 Plan, and the balance (including any shares withheld to cover taxes) shall again become available for awards under the 2023 Plan.

Incentive Stock Option Limit. The maximum number of Common Stock that may be issued upon the exercise of ISOs under the 2023 Plan is 30,000,000 shares of Common Stock.
Administration. The 2023 Plan will be administered by our Board or a committee appointed by our Board, or the compensation committee. Subject to the limitations set forth in the 2023 Plan, the compensation committee has the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or share appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The compensation committee also has the authority to determine the consideration and methodology of payment for awards.
Repricing; Cancellation and Re-Grant of Share Awards. The compensation committee has the authority to modify outstanding awards under the 2023 Plan. Subject to the terms of the 2023 Plan, the compensation committee has the authority to cancel any outstanding share award in exchange for new share awards, cash, or other consideration, without stockholder approval but with the consent of any adversely affected participant.
Stock Options. A stock option is the right to purchase a certain number of shares, at a certain exercise price, in the future. Under the 2023 Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the compensation committee. The compensation committee determines the exercise price for a stock option, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than one hundred percent (100%) of the fair market value of our Common Stock on the date of grant. Options granted under the 2023 Plan vest at the rate specified by the compensation committee. Stock options granted to certain employees outside of the United States may be settled in cash.
Stock options granted under the 2023 Plan generally must be exercised by the optionee before the earlier of the expiration of such option or the expiration of a specified period following the optionee’s termination of employment. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance. Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) future services or services rendered to us or our affiliates prior to the award, (3) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (4) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (5) by a “net exercise” arrangement, (6) by delivering a full-recourse promissory note, or (7) by any other form that is consistent with applicable laws, regulations, and rules.
Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our shares of Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our share plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than ten percent (10%) of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the option on the date of grant, and (2) the term of the ISO does not exceed five (5) years from the date of grant.
Restricted Share Awards. The terms of any awards of restricted securities under the 2023 Plan will be set forth in a restricted share agreement to be entered into between us and the recipient. The compensation committee will determine the terms and conditions of the restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Restricted securities may be issued for such consideration as the compensation committee may determine, including cash, cash equivalents, full recourse promissory notes, past services and future services. Award recipients who are granted restricted securities generally have all of the rights of a stockholder with respect to those shares, provided that dividends and other distributions will not be paid in respect of unvested shares unless and until the underlying shares vest.
Share Unit Awards. Share unit awards give recipients the right to acquire a specified number of shares (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the compensation committee and as set forth in a share unit award agreement. A share unit award may be settled by cash, delivery of shares, a combination of cash and shares as deemed appropriate by the compensation committee. Recipients of share unit awards generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the compensation committee’s discretion and as set forth in the share unit award agreement, share units may provide for the right to dividend equivalents. Dividend equivalents may not be distributed prior to settlement of the share unit to which the dividend equivalents pertain and the value of any dividend equivalents payable or distributable with respect to any unvested share units that do not vest will be forfeited.
Share Appreciation Rights. Share appreciation rights generally provide for payments to the recipient based upon increases in the price of our shares of Common Stock over the exercise price of the share appreciation right. The compensation committee determines the exercise price for a share appreciation right, which generally cannot be less than one hundred percent (100%) of the fair market value of our Common Stock on the date of grant. A share appreciation right granted under the 2023 Plan vests at the rate specified in the share appreciation right agreement as determined by the compensation committee. The compensation committee determines the term of share appreciation rights granted under the 2023 Plan, up to a maximum of ten years. Upon the exercise of a share appreciation right, we will pay the participant an amount in shares, cash, or a combination of shares and cash as determined by the compensation committee, equal to the product of (1) the excess of the per share fair market value of our Common Stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of Common Stock with respect to which the share appreciation right is exercised.
Other Share Awards. The compensation committee may grant other awards based in whole or in part by reference to our shares of Common Stock. The compensation committee will set the number of shares under the share award and all other terms and conditions of such awards.
Cash-Based Awards. A cash-based award is denominated in cash. The compensation committee may grant cash-based awards in such number and upon such terms as it shall determine. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of Common Stock, as determined by the compensation committee.
Performance-Based Awards. The number of shares or other benefits granted, issued, retainable and/or vested under a share or share unit award may be made subject to the attainment of performance goals. The compensation committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
Changes to Capital Structure. In the event of a recapitalization, share split, or similar capital transaction, the compensation committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2023 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or share appreciation right.
Transactions. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement will provide for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.
Change of Control. The compensation committee may provide, in an individual award agreement or in any other written agreement between a participant and us, that the share award will be subject to acceleration of vesting and exercisability in the event of a change of control.
Transferability. Unless the compensation committee provides otherwise, no award granted under the 2023 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order.
Amendment and Termination. Our Board has the authority to amend, suspend, or terminate the 2023 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board adopted the 2023 Plan.
Recoupment. In the event that we are required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board (or a designated committee) has the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to us of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. We intend to recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information with respect to the beneficial ownership of our Common stock as of the date of this proxy statement, by:
•	each of our executive officers and directors;
•	all of our current directors and executive officers as a group; and
•	each person or entity, or group of persons or entities, known by us to own beneficially more than 5% of our Common Stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Percentage ownership is based on 30,866,614 shares of Common Stock issued and outstanding as of October 30, 2024.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
5% Stockholders:
China Leader Group Limited(2)	1,544,312	5.0%
Directors and Executive Officers:	—
Peter Z. Wang(3)	7,373,185	23.9%
Edward Ye(4)	33,969	*%
Wei Zhong(5)	161,017	*%
Tony Tsai(6)	52,318	*%
Jiawei “Joe” Tong(7)	10,000	*%
Ming He(8)	98,834	*%
Yi Zeng	—	—%
Benjamin B. Ge(9)	39,780	*%
All current directors and executive officers as a group (eight persons)(10)	7,769,103	25.2%

*	Represents beneficial ownership of less than 1%.
1)	Unless otherwise indicated, the address for each beneficial owner listed in the table above is c/o Cenntro Inc., 501 Okerson Road, Freehold, New Jersey 07728.
2)
Represents the Acquisition Shares received by China Leader Group Limited (“CLGL”) following the closing of the Combination. CLGL is wholly owned by Yeung Heung Yeung, one of the directors of CAG, the former parent company of Cenntro. Yeung Heung Yeung has sole voting and dispositive power with respect to the shares of Common Stock held by CLGL. Accordingly, Mr. Yeung may be deemed to beneficially own the 1,554,312 shares of Common Stock directly held by CLGL. The address of China Leader is Flat B, 29 Floor, Tower 1, Starcrest, 9 Star Street, Wan Chai, Hong Kong.

3)
Consists of (i) 6,539,994 Acquisition Shares held of record by Cenntro Enterprise Limited, (ii) 614,441 Acquisition Shares held of record by Trendway Capital Limited, each of which is wholly owned by Mr. Peter Wang, and (iii) 218,750 shares of Common Stock that Mr. Wang has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options granted under the 2023 Plan. Mr. Wang has voting and dispositive power over the securities held by each entity and as a result may be deemed to beneficially own the securities of such entities. Each of Cenntro Enterprise Limited and Trendway Capital Limited received such Acquisition Shares presented above following the closing of the Combination, pursuant to the Distribution.

4)	Consists of 33,969 shares of Common Stock that Mr. Ye has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options granted under the 2023 Plan.
5)	Consists of 161,017 shares of Common Stock that Mr. Zhong has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options under the 2023 Plan.
6)	Consists of 52,318 shares of Common Stock that Mr. Tsai has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options under the 2023 Plan.

7)	Consists of 10,000 shares of Common Stock that Mr. Tong has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options granted under the 2023 Plan
8)	Consists of 98,834 shares of Common Stock that Mr. He has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options granted under 2023 Plan.
9)
Consists of 29,780 shares of Common Stock beneficially owned by Mr. Ge, and 10,000 shares of Common Stock that Mr. Ge has the right to acquire from us within 60 days of October 30, 2024, pursuant to the exercise of stock options granted under the 2023 Plan.

10)
Consists of (i) 7,184,215 shares of Common Stock beneficially owned by our directors and executive officers and (ii) 584,888 shares of Common Stock underlying outstanding options, exercisable within 60 days of October 30, 2024.

ADDITIONAL INFORMATION

TRANSACTIONS WITH RELATED PERSONS
Except as set forth in our discussion in “Related Party Transactions” in our annual report for the fiscal year ended December 31, 2023, our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. We will require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such Forms, we believe that during the year ended December 31, 2023, there were no delinquent filers.
HOUSEHOLDING OF MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will promptly deliver a separate copy of the Proxy Statement to any stockholder upon written or oral request to us, at Cenntro Inc., 501 Okerson Road Freehold, New Jersey 07728, telephone (732) 820-6757. Any stockholder wishing to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the 2023 Annual Report on Form 10-K for the year ended December 31, 2023.
The Audit Committee has reviewed and discussed the Company’s audited financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission with its independent auditors. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor’s independence and based upon such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted,
The Audit Committee of the Board of Directors
Benjamin Ge, Chairman
Yi Zeng
Joe Tong
THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.
STOCKHOLDER PROPOSALS FOR THE MEETING
If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of Cenntro Inc., 501 Okerson Road, Freehold, New Jersey 07728:
•	Not later than December 31, 2024; or
•
If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead 120 days before we begin to print and mail our proxy materials for next year’s meeting.

A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
2023 ANNUAL REPORT
We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our 2023 Form 10-K for the year ended December 31, 2023 including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to contacting the Corporate Secretary, Cenntro Inc., 501 Okerson Road, Freehold, New Jersey 07728. A copy of our 2023 Annual Report is also made available on our website https://ir.cenntroauto.com/financials/sec-filings.
COSTS
We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our shares of common stock for the forwarding of this Proxy Statement to the beneficial owners of our shares of common stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Proxy Statement.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

Date: November 5, 2024	By Order of the Board of Directors

/s/ Peter Z. Wang
Peter Z. Wang
Chief Executive Officer

CENNTRO INC.
501 OKERSON ROAD
FREEHOLD, NJ 07728

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CENN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59159-P20980 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENNTRO INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:

	For	Against	Abstain*
1a. Mr. Peter Z. Wang	☐	☐	☐
1b. Mr. Benjamin B. Ge	☐	☐	☐
1c. Mr. Jiawei “Joe” Tong	☐	☐	☐
1d. Dr. Yi Zeng	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

* If you mark the Abstain box for a particular proposal, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice of the Annual General Meeting and Proxy Statement are available at www.proxyvote.com.

V59160-P20980

CENNTRO INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL GENERAL MEETING OF STOCKHOLDERS December 19, 2024

The stockholder(s) hereby appoint(s) the Chairman of the Meeting, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock Cenntro Inc. that the stockholder(s) is/are entitled to vote at the Annual General Meeting of Stockholders to be held at 10:30 a.m., Eastern Time on December 19, 2024, and any adjournment or postponement thereof hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS UNDER PROPOSAL 1, AND “FOR” PROPOSALS 2, AND 3. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

I (we) acknowledge receipt of the Proxy Statement for Annual General Meeting of Stockholders of Cenntro Inc., dated December 19, 2024, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Continued and to be signed on reverse side